UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2016, we entered into an Authorization, Supply, and Regulatory Authorization Agreement with Life Technologies Corporation (“LTC”), a wholly owned subsidiary of Thermo Fisher Scientific, for the development and worldwide commercialization by us of up to five RNA-based next generation sequencing panels (“HTG Assays”) for use with LTC’s sequencing instruments and components supplied to end-users by LTC.

Pursuant to the agreement, we have agreed to obtain our requirements for certain components to be used in the development of HTG Assays from LTC. LTC has agreed provide support in our efforts to obtain regulatory approval of the HTG Assays.

We are required to pay LTC a milestone payment in the mid six-figure dollar range upon certain regulatory achievements for each HTG Assay. In addition, we have agreed to pay LTC a single digit percentage royalty on net sales of HTG Assays that we commercialize pursuant to the agreement.

Absent early termination, the initial term of the agreement will expire in March 2021 and thereafter will automatically renew for additional two year periods for as long as we continue to develop or sell HTG Assays, provided that neither party provides written notice of its election to terminate the agreement at least 60 days prior to expiration of the then-current term. Either party may terminate the agreement (a) upon the other party’s material breach that remains uncured for 30 days, (b) upon the other party’s bankruptcy or (c) upon written notice in the event the party providing notice reasonably determines that continued performance under the agreement may violate any regulatory law, or any other applicable law or regulation or U.S. Food and Drug Administration guidance.

The foregoing description is only a summary of certain provisions of the agreement and is qualified in its entirety by the terms of the agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1*	Authorization, Supply, and Regulatory Authorization Agreement, dated March 16, 2016, by and between HTG Molecular Diagnostics, Inc. and Life Technologies Corporation.

*	We have requested confidential treatment for certain portions of this agreement. Omitted portions have been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: March 21, 2016	By:	/s/ Debra A. Gordon
Debra A. Gordon
Vice President and Chief Legal Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Authorization, Supply, and Regulatory Authorization Agreement, dated March 16, 2016, by and between HTG Molecular Diagnostics, Inc. and Life Technologies Corporation.

*	We have requested confidential treatment for certain portions of this agreement. Omitted portions have been filed separately with the SEC.